Exhibit 99.2

ALPHATEC HOLDINGS, INC.
INTRODUCTION TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
(Unaudited)
The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2013 give effect to the disposition of certain assets related to the Company’s international business and the Supply Agreement that the Company entered into with the purchasor of the Company's international business as if it had been consummated at the beginning of each period presented. Additionally, the effects of the concurrent refinancing of the Company's debt are also reflected in the accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 as if these transactions had been consummated at the beginning of each period presented. The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 gives effect to the disposition of certain assets related to the Company’s international business, entering into the Supply Agreement with the purchasor and concurrent refinancing of the Company's debt as if it had been consummated as of June 30, 2016.
The historical financial information on which the pro forma statements are based is included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2016 and the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2016. The pro forma condensed consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are subject to a number of assumptions, which may not be indicative of the results of operations that would have occurred had the transactions been completed at the dates indicated or what the results will be for any future periods. The unaudited pro forma condensed consolidated statements of operations do not include the gain or loss that the Company may recognize for the sale of certain assets related to the Company’s international business or the loss on extinguishment of debt in connection with the refinancing if the transaction was completed at the beginning of the periods presented.

ALPHATEC HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2016
	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Assets
Current assets:
Cash	$9,322	$34,485	A	$43,807
Restricted cash	150	—		150
Accounts receivable, net	36,515	(13,839)	B	22,676
Inventories, net	44,141	(9,911)	B	34,230
Prepaid expenses and other current assets	3,559	(828)	B	2,731
Total current assets	93,687	9,907		103,594
Property and equipment, net	21,601	(6,683)	B	14,918
Intangible assets, net	19,756	(10,769)	B	8,987
Other assets	1,408	(617)	B	791
Total assets	$136,452	$(8,162)		$128,290
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$17,447	$(567)	B	$16,880
Accrued expenses	30,459	(7,446)	B	23,013
Deferred revenue	799	(361)	B	438
Common stock warrant liabilities	1,145	(1,145)	C	—
Current portion of long-term debt	75,376	(27,083)	D	48,293
Total current liabilities	125,226	(36,602)		88,624
Long-term debt, less current portion	187	—		187
Other long-term liabilities	33,800	(4,275)	B	29,525
Redeemable preferred stock	23,603	—		23,603
Commitments and contingencies				—
Stockholders’ deficit:
Common stock	10	—		10
Treasury stock	(97)	—		(97)
Additional paid-in capital	417,360	1,145	C	418,505
Shareholder note receivable	(5,000)	—		(5,000)
Accumulated other comprehensive loss	(19,547)	(436)	E	(19,983)
Accumulated deficit	(439,090)	32,006	F	(407,084)
Total stockholders’ deficit	(46,364)	32,715		(13,649)
Total liabilities and stockholders’ deficit	$136,452	$(8,162)		$128,290

ALPHATEC HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Six Months Ended June 30, 2016
	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Revenues	$88,551	$(20,500)	1	$68,051
Cost of revenues	29,027	(1,785)	1	27,242
Amortization of acquired intangible assets	737	(737)	1	—
Gross profit	58,787	(17,978)		40,809
Operating expenses:
Research and development	5,747	—		5,747
Sales and marketing	37,260	(9,526)	2	27,734
General and administrative	18,917	(5,262)	2	13,655
Amortization of acquired intangible assets	977	(633)	2	344
Restructuring expenses	789	—		789
Total operating expenses	63,690	(15,421)		48,269
Operating loss	(4,903)	(2,557)		(7,460)
Other income (expense):
Interest income	36	(35)	2	1
Interest expense	(7,081)	5,001	3	(2,080)
Other income (expense), net	1,284	(1,174)	2, 4	110
Total other income (expense)	(5,761)	3,792		(1,969)
Pretax net loss	(10,664)	1,235		(9,429)
Income tax provision	1,186	(1,103)	2	83
Net loss	$(11,850)	$2,338		$(9,512)

Net loss per basic and diluted share	$(0.12)			$(0.09)

Shares used in calculating basic and diluted net loss per share	101,721	3,223	4	104,944

ALPHATEC HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended December 31, 2015
	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Revenues	$185,279	$(46,665)	1	$138,614
Cost of revenues	63,742	(3,897)	1	59,845
Amortization of acquired intangible assets	1,453	(1,453)	1	—
Gross profit	120,084	(41,315)		78,769
Operating expenses:
Research and development	17,767	—		17,767
In-process research and development	274	—		274
Sales and marketing	70,856	(19,012)	2	51,844
General and administrative	34,867	(5,515)	2	29,352
Amortization of acquired intangible assets	2,400	(1,540)	2	860
Goodwill and intangible assets impairment	165,171	(908)	2	164,263
Restructuring expenses	1,188	—		1,188
Total operating expenses	292,523	(26,975)		265,548
Operating loss	(172,439)	(14,340)		(186,779)
Other income (expense):
Interest income	53	(42)	2	11
Interest expense	(12,589)	8,433	3	(4,156)
Other income (expense), net	6,980	(6,844)	2, 4	136
Total other income (expense)	(5,556)	1,547		(4,009)
Pretax net loss	(177,995)	(12,793)		(190,788)
Income tax provision	681	421	2	1,102
Net loss	$(178,676)	$(13,214)		$(191,890)

Net loss per basic and diluted share	$(1.79)			$(1.87)

Shares used in calculating basic and diluted net loss per share	99,574	3,223	4	102,797

ALPHATEC HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended December 31, 2014
	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Revenues	$206,980	$(47,752)	1	$159,228
Cost of revenues	61,834	(4,587)	1	57,247
Amortization of acquired intangible assets	1,736	(1,736)	1	—
Gross profit	143,410	(41,429)		101,981
Operating expenses:
Research and development	16,799	—		16,799
In-process research and development	527	—		527
Sales and marketing	77,179	(21,312)	2	55,867
General and administrative	43,381	(8,010)	2	35,371
Amortization of acquired intangible assets	2,974	(2,141)	2	833
Restructuring expenses	706	(706)	2	—
Total operating expenses	141,566	(32,169)		109,397
Operating income (loss)	1,844	(9,260)		(7,416)
Other income (expense):
Interest income	10	1	2	11
Interest expense	(13,616)	369	2	(13,247)
Other income (expense), net	(33)	2,535	2	2,502
Total other income (expense)	(13,639)	2,905		(10,734)
Pretax net loss	(11,795)	(6,355)		(18,150)
Income tax provision	1,087	(681)	2	406
Net loss	$(12,882)	$(5,674)		$(18,556)

Net loss per basic share	$(0.13)			$(0.19)
Net loss per diluted share	$(0.16)			$(0.22)

Shares used in calculating basic net loss per share	97,347			97,347
Shares used in calculating diluted net loss per share	97,735			97,735

ALPHATEC HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Year Ended December 31, 2013
	As Reported	Pro Forma Adjustments	Notes	Pro Forma
Revenues	$204,724	$(47,317)	1	$157,407
Cost of revenues	78,669	(11,119)	1	67,550
Amortization of acquired intangible assets	1,733	(1,733)	1	—
Gross profit	124,322	(34,465)		89,857
Operating expenses:
Research and development	14,190	—		14,190
Sales and marketing	76,960	(22,818)	2	54,142
General and administrative	47,949	(8,327)	2	39,622
Amortization of acquired intangible assets	3,009	(2,144)	2	865
Restructuring expenses	9,665	(9,665)	2	—
Litigation settlement expenses	45,982	—		45,982
Total operating expenses	197,755	(42,954)		154,801
Operating loss	(73,433)	8,489		(64,944)
Other income (expense):
Interest income	6	35	2	41
Interest expense	(3,959)	400	2	(3,559)
Other income (expense), net	(1,662)	1,686	2	24
Total other income (expense)	(5,615)	2,121		(3,494)
Pretax net loss	(79,048)	10,610		(68,438)
Income tax provision	3,179	(2,802)	2	377
Net loss	$(82,227)	$13,412		$(68,815)

Net loss per basic and diluted share	$(0.85)			$(0.72)

Shares used in calculating basic and diluted net loss per share	96,235			96,235

ALPHATEC HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1— Basis of Presentation
The preparation of the unaudited pro forma condensed consolidated financial information is based on financial statements prepared in accordance with accounting principles generally accepted in the United States of America. The pro forma adjustments reflected in the accompanying unaudited pro forma condensed consolidated financial information reflects estimates and assumptions that the Company’s management believes to be reasonable. Actual results may differ from those estimates. Pro forma adjustments related to the unaudited pro forma condensed financial information presented below were computed assuming the sale of the international business operations with the entering into a supply agreement with the purchasor was consummated on the dates indicated on the financial statement and include adjustments which give effect to events that are (i) directly attributable to the sale of international business and related debt refinancing, (ii) expected to have a continuing impact on the Company, and (iii) factually supportable. Additionally, the effects of the concurrent refinancing of the Company's debt are also reflected in the accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016 and the year ended December 31, 2015 as if it these transactions had been consummated at the beginning of each respective period.
The unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations would have been had the transactions occurred on the respective dates assumed, nor is it necessarily indicative of the Company’s future operating results. This unaudited pro forma condensed consolidated financial information and the accompanying unaudited notes should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2016 and the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2016.

Note 2— Unaudited Pro Forma Condensed Consolidated Balance Sheet
The unaudited pro forma condensed consolidated balance sheet at June 30, 2016 reflects the following pro forma adjustments:
(A)    Reflects the pro forma impact of the consideration received for the sale of international business of $80.0 million plus refinancing from the new debt facility of $25 million, less cash at sold subsidiaries of $4 million, the payoff of debt and related accrued interest and fees of $66 million and transaction costs of $1 million.
(B)    Adjustments to reflect the assets and liabilities sold in the international business sale.
(C)    Adjustment to reflect the noncash exercise of Deerfield warrants for 3,223,368 shares of the Company's common stock on a basis prior to the 1-for-12 reverse stock split that was effected on August 24, 2016.
(D)    Adjustments to reflect the refinancing of the Company's debt consisting of repayment of the total amount outstanding under the Deerfield facility Agreement, a portion of the outstanding debt balance under the MidCap Facility Agreement and an adjustment to reflect the $25 million draw under the Globus Facility Agreement, payment of $27 million principal of Deerfield debt, the write off of $5 million of deferred offering costs related to the Deerfield debt and payment of $30 million principal under the MidCap facility. For purposes of the pro forma financial information, the Company has classified all of its debt as current, consistent with the actual historical presentation. The Company is currently evaluating the appropriate presentation and accounting for debt modification applicable to the MidCap refinancing transaction.
(E)     Represents the estimated amount of the cumulative translation adjustment upon derecognition of foreign subsidiaries.
(F)     Represents the estimated gain from the international business sale as if the transaction closed on the balance sheet date. The accounting for the gain on sale of the international business has not been finalized, as the estimated gain does not reflect the allocation of proceeds from the Purchase and Sale Agreement to deferred revenues and other adjustments, as necessary, to account for the other concurrent transactions.

Note 3— Unaudited Pro Forma Condensed Consolidated Statements of Operations
The unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016 and the years ended December 31, 2015, 2014 and 2013 reflect the following pro forma adjustments:
(1)    Amount eliminates the revenues and cost of revenues of the international business being sold including the the zero percent gross margin under the Supply Agreement. The revenue amounts do not reflect the allocation of proceeds from the Purchase and Sale Agreement, as the accounting for the sale of the international business has not been finalized. The revenue and cost of sales amounts also do not reflect the required presentation of intra-entity transactions in continuing operations (previously eliminated in consolidation), as required by Accounting Standard Codification 205-20, Discontinued Operations.
(2)    Amount eliminates operating expenses, interest expense, interest income, foreign currency impact, and tax provision of the international business being sold.
(3)    Amount adjusts the interest expense to reflect the the refinancing of the Company's debt consisting of repayment of the total amount outstanding under the Deerfield facility Agreement, a portion of the outstanding debt balance under the MidCap Facility Agreement and an adjustment to reflect the $25 million draw under the Globus Facility Agreement.
(4)    Amount eliminates expenses related to Deerfield warrants liability remeasurement charges as such warrants have been converted to 3.2 million shares of the Company's common stock on a basis prior to the 1-for-12 reverse stock split concurrently with the sale of the international business.